Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121087) pertaining to the Stewart Enterprises Puerto Rico Employees’ Retirement Trust of our report dated June 20, 2006 relating to the financial statements and supplemental schedule of Stewart Enterprises Puerto Rico Employees’ Retirement Trust, which appears in this Form 11-K.
LaPorte Sehrt Romig Hand
A Professional Accounting Corporation
Metairie, Louisiana
June 29, 2006